SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 11, 2006

Vita Food Products, Inc.

(Exact name of registrant as specified in its charter)

Nevada	1-12599	36-3171548
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2222 West Lake Street Chicago, Illinois		60612
(Address of principal executive offices)		(Zip Code)

(312)738-4500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                         Entry into a Material Definitive Agreement.

On January 11, 2006, the Board of Directors of Vita Food Products, Inc. (the “Company”) agreed to materially reduce the duties of Clark L. Feldman, the Company’s Executive Vice President.   Pursuant to notice provided by the Company to Mr. Feldman, he will perform such duties as are assigned to him from time to time by Stephen D. Rubin, the President of the Company, Charles Curtis, the Vice President Sales of the Company, and Terry Hess, the Chief Executive Officer of Vita Specialty Foods, Inc., the Company’s wholly owned subsidiary.

In addition, on December 29, 2005, the Board of Directors exercised its right to terminate Mr. Feldman’s employment agreement, effective December 31, 2006 in accordance with the terms of that agreement.

A copy of the Company’s press release with respect to these matters is attached as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01              Financial Statements and Exhibits.

(a)                                  Financial statements of businesses acquired.

Not applicable.

(b)                                 Pro forma financial information.

Not applicable.

(c)                                  Exhibits.

See exhibit index attached.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITA FOOD PRODUCTS, INC.

Date: January 16, 2006	By:	/s/Stephen D. Rubin
Stephen D. Rubin
President
(Principal Executive Officer)

Date: January 16, 2006	By:	/s/Clifford K. Bolen
Clifford K. Bolen
Chief Operating Officer and Chief
Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Document

99.1	Press Release dated January 12, 2006.